As filed with the Securities and Exchange Commission on September 25, 1998
                                                          REGISTRATION NO. 333-
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ---------------------------


                               MEDPARTNERS, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                             63-1151076
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)
                              3000 GALLERIA TOWER
                                   SUITE 1000
                           BIRMINGHAM, ALABAMA 35244
   (Address, including zip code, of registrant's principal executive offices)

                               MEDPARTNERS, INC.
                        1998 EMPLOYEE STOCK OPTION PLAN
                              (Full title of plan)

                                E. MAC CRAWFORD
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              3000 GALLERIA TOWER
                                   SUITE 1000
                           BIRMINGHAM, ALABAMA 35244
                                 (205) 733-8996
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:

           EDWARD L. HARDIN, ESQ.                    WILLIAM R. SPALDING, ESQ.
EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL                KING & SPALDING
              MEDPARTNERS, INC.                          191 PEACHTREE STREET
       3000 GALLERIA TOWER, SUITE 1000              ATLANTA, GEORGIA 30303-1763
          BIRMINGHAM, ALABAMA 35244

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                Proposed Maximum   Proposed Maximum
                                                 Amount to     Offering Price Per Aggregate Offering    Amount of
Title of Securities to be Registered          be Registered(1)      Share(2)           Price(2)      Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share
(including Common Stock Purchase Rights) (3).    7,000,000        $2.7188         $19,031,600           $5,614

Options to acquire Common Stock (4)              7,000,000            (5)                 (5)              (5)
---------------------------------------------------------------------------------------------------------------------

-----------------------------------
(1) Maximum number of shares which may be issued by Registrant pursuant to stock options available for future grant under the MedPartners, Inc. 1998 Employee Stock Option Plan (the "Plan").

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Registrant's Common Stock on September 17, 1998 as reported by the New York Stock Exchange.

(3) Preference Share Purchase Rights to Purchase 1/100th of a Share of Series C Junior Participating Preferred Stock $.001, par value (the"Rights") are attached to and trade with the Registrant's Common Stock. The value, if any, attributable to the Rights is reflected in the market price of the Registrant's Common Stock.

(4) Includes options to acquire the Registrant's Common Stock, which options will be granted under the MedPartners, Inc. 1998 Employee Stock Option Plan and in accordance with the MedPartners, Inc. Voluntary Option Surrender Program described in the Prospectus relating to this Registration Statement.

(5) Pursuant to Rule 457(h)(2), no separate filing fee is required with respect to the registration of the options to be granted under the Plan.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating officers and employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference in this registration statement (the "Registration Statement") pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.      Incorporation of Documents by Reference.

         The following documents have been previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated by reference in this Registration Statement:

         (a) Registrant's Annual Report on Form 10-K for the year ended
             December 31, 1997 filed with the Commission on March 31, 1998, as amended by Form 10-K/A filed with the Commission on April 30, 1998.

         (b) Registrant's Quarterly Report on Form 10-Q filed for the quarter ended March 31, 1998.

         (c) Registrant's Quarterly Report on Form 10-Q filed for the quarter ended June 30, 1998.

         (d) Registrant's Current Report on Form 8-K filed on January 9, 1998.

         (e) Registrant's Current Report on Form 8-K filed on January 26, 1998.

         (f) The description of securities to be registered contained in the Registration Statement filed with the Commission on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on February 9, 1996, as amended by Form 8-A/A filed with the Commission on September 21, 1998.

         (g) The description of securities to be registered contained in the Registration Statement filed with the Commission on Form 8-A under the Exchange Act on July 11, 1997.

         In addition, all documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that de-register all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.


Item 4.      Description of Securities.

             Not applicable.

Item 5.      Interests of Named Experts and Counsel.

             Not applicable.


Item 6.      Indemnification of Directors and Officers.

         Section 102(b)(7) of the Delaware General Corporate Law ("DGCL") permits a Delaware corporation in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Section 9.1 of Registrant's Third Restated Certificate of Incorporation (the "Certificate") eliminates personal liability of the Registrant's directors (the "Directors") to Registrant and its stockholders for monetary damages arising from acts or omissions in the Directors' capacity as directors in accordance with Section 102(b)(7) of the DGCL. This provision offers the Directors protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of Registrant or a stockholder thereof to successfully prosecute an action against a Director for a breach of his duty of care is limited.

         Under Section 145 of the DGCL, the Registrant may indemnify any of its Directors, officers, employees, or agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with a threatened, pending or completed action, suit or proceeding brought against any such person by reason of the fact that such person is or was a director or officer (i) if any such person acted in good faith and in a manner reasonably believed to be in or not apposed to the best interests of the Registrant and, (ii) in connection with any criminal action or proceeding, if such person had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of Registrant, Section 145 of the DGCL provides that no indemnification for expenses may be made in respect of any claim, issue or matter as to which any director or officer of the Registrant shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Registrant unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of such case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Pursuant to the Certificate, Registrant is obligated to indemnify Directors. Pursuant to Registrant's Second Amended and Restated By-laws as amended by the First Amendment to the Second Amended and Restated Bylaws of MedPartners (the "By-laws"), Registrant is obligated to indemnify Directors and Registrant's officers, and may indemnify Registrant's employees and agents to the fullest extent permitted by the DGCL.

         Registrant has purchased insurance containing customary terms and conditions as permitted by Delaware law on behalf of its directors and officers, which may cover liabilities under the Securities Act of 1933.


Item 7.      Exemption from Registration Claimed.

             Not applicable.

Item 8.      Exhibits.


Exhibit             Description
-------             -----------

4.1          MedPartners, Inc. Third Restated Certificate of Incorporation, filed as Exhibit (3)-1 to the Company's
             Annual Report on Form 10-K for the fiscal year ended December 31, 1996, is hereby incorporated herein by reference

4.2          MedPartners, Inc. Stockholders' Rights Plan, filed as Exhibit (4)-1 to Registrant's Registration
             Statement on Form S-4 (Registration No. 333-00774) is hereby incorporated by reference.

4.3          Amendment No. 1 to the Stockholders' Rights Plan of MedPartners, Inc., filed as Exhibit (4)-2 to
             Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, is hereby incorporated herein by reference.

4.4          Amendment No. 2 to the Stockholders' Rights Plan of MedPartners, Inc., filed as Exhibit (4)-2 to
             Registrant's Registration Statement on Form S-3 (Registration No. 333-17339), is hereby incorporated herein by reference.

4.5          MedPartners, Inc. 1998 Employee Stock Option Plan.

4.6          Form of Option Surrender and Relinquishment Agreement.

4.7          Form of Stock Option Award Certificate pursuant to the MedPartners, Inc. 1998 Employee Stock Option
             Plan and the Voluntary Option Exchange Program.

5.1          Opinion of King & Spalding regarding legality of the shares and the options being registered.

23.1         Consent of Ernst & Young LLP

23.2         Consent of King & Spalding (included in Exhibit 5.1).

24.1         Power of Attorney (included on signature page).



Item 9.      Undertakings.



      (a)    The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)    To include any prospectus required by Section 10(a)
                           (3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 10th day of September, 1998.

                                    MEDPARTNERS, INC.



                                    By: /s/ E. Mac Crawford
                                       -------------------------------------
                                       E. Mac Crawford
                                       President and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. Mac Crawford and James H. Dickerson, Jr. and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


               Signature                                Title                           Date
               ---------                                -----                           ----

/s/ Richard M. Scrushy                  Director, Chairman of the Board         September 10, 1998
---------------------------------------
Richard M. Scrushy


/s/ E. Mac Crawford                     Director, President and Chief
--------------------------------------- Executive Officer                       September 10, 1998
E. Mac Crawford


/s/ James H. Dickerson, Jr.             Executive Vice President and
--------------------------------------- Chief Financial Officer                 September 10, 1998
James H. Dickerson, Jr.


/s/ Howard McLure                       Senior Vice President and Chief
--------------------------------------- Accounting Officer                      September 10, 1998
Howard McLure


/s/ Roger L. Headrick                   Director
---------------------------------------
Roger L. Headrick                                                               September 10, 1998


/s/ Harry M. Jansen Kraemer, Jr.        Director
---------------------------------------
Harry M. Jansen Kraemer, Jr.                                                    September 10, 1998


/s/ Rosalio J. Lopez, M.D.              Director
---------------------------------------
Rosalio J. Lopez, M.D.                                                          September 10, 1998


/s/ Michael D. Martin                   Director
---------------------------------------
Michael D. Martin                                                               September 10, 1998


/s/ Ted H. McCourtney                   Director
---------------------------------------
Ted H. McCourtney                                                               September 10, 1998


/s/ Larry D. Striplin, Jr.              Director
---------------------------------------
Larry D. Striplin, Jr.                                                          September 10, 1998


/s/ Charles W. Newhall III              Director
---------------------------------------
Charles W. Newhall III                                                          September 10, 1998


/s/ John S. McDonald                    Director
---------------------------------------
John S. McDonald                                                                September 10, 1998


/s/ C.A. Lance Piccolo                  Director
---------------------------------------
C.A. Lance Piccolo                                                              September 10, 1998


/s/ Walter T. Mullikin, M.D.            Director
---------------------------------------
Walter T. Mullikin, M.D.                                                        September 10, 1998


    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed, on behalf of the Plan, by the following persons in the capacities and as of the dates indicated.


           Signature                            Title                                 Date
           ---------                            -----                                 ----
/s/ Roger L. Headrick                   Director, Member of the
--------------------------------------- Compensation Committee                  September 10, 1998
Roger L. Headrick


/s/ Larry D. Striplin, Jr.              Director, Member of the
--------------------------------------- Compensation Committee                  September 10, 1998
Larry D. Striplin, Jr.


/s/ Charles W. Newhall III              Director, Member of the
--------------------------------------- Compensation Committee                  September 10, 1998
Charles W. Newhall III


/s/ John S. McDonald                    Director, Member of the
--------------------------------------- Compensation Committee                  September 10, 1998
John S. McDonald

                                 EXHIBIT INDEX


       EXHIBIT                                          DESCRIPTION                                      PAGE
       -------                                          -----------                                      ----
         4.1           MedPartners, Inc. Third Restated Certificate of Incorporation, filed as
                       Exhibit (3)-1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, is hereby incorporated herein by reference

         4.2           MedPartners, Inc. Stockholders' Rights Plan, filed as Exhibit (4)-1 to
                       Registrant's Registration Statement on Form S-4 (Registration No.
                       333-00774) is hereby incorporated by reference.

         4.3           Amendment No. 1 to the Stockholders' Rights Plan of MedPartners, Inc.,
                       filed as Exhibit (4)-2 to Registrant's Annual Report on Form 10-K for the
                       fiscal year ended December 31, 1996, is hereby incorporated herein by reference.

         4.4           Amendment No. 2 to the Stockholders' Rights Plan of MedPartners, Inc.,
                       filed as Exhibit (4)-2 to Registrant's Registration Statement on Form S-3
                       (Registration No. 333-17339), is hereby incorporated herein by reference.

         4.5           MedPartners, Inc. 1998 Employee Stock Option Plan.

         4.6           Form of Option Surrender and Relinquishment Agreement.

         4.7           Form of Stock Option Award Certificate pursuant to the MedPartners, Inc.
                       1998 Employee Stock Option Plan and the Voluntary Option Exchange
                       Program.

         5.1           Opinion of King & Spalding regarding legality of shares being registered.

        23.1           Consent of Ernst & Young LLP

        23.2           Consent of King & Spalding (included in Exhibit 5.1).

        24.1           Power of Attorney (included on signature page).
